Exhibit 99.1

          Hometown Auto Retailers Announces First Quarter 2005 Results

WATERBURY, Conn. - May 16, 2005 - Hometown Auto Retailers, Inc. (OTC BB: HCAR) today announced its financial results for the first quarter ended March 31, 2005.

Hometown reported revenues of $61.8 million in the first quarter of 2005 versus revenues of $65.9 million for the same period in 2004, a decrease of $4.1 million or 6.2 percent. Gross profit for the first quarter of 2005 decreased $214,000 or 2.3 percent to $9.3 million versus gross profit of $9.5 million in same period in 2004.

Net income for the first quarter of 2005 was $268,000, generating basic and diluted earnings per share of $0.04 versus net income of $102,000 and basic and diluted earnings per share of $0.01 for the same period in 2004.

"We are pleased to report a higher net profit year over year for the first quarter of 2005," said Corey Shaker, Hometown president and chief executive officer. "Although revenues were down 6.2 percent, we were able to reduce SG&A more than $600,000. This is partially a result of lower legal fees associated with our settling the Morristown and Vergopia legal matters."

Hometown sold 2,867 vehicles during the first quarter of 2005, 447 less than it sold in the same period in 2004 or a decrease of 13.5 percent. Total vehicles sold (by category) are shown in the table below.

            Year-Over-Year Comparison       For the First Quarter Ended
                                                       March 31,
                                                 2005          2004
                                                -----         -----
            New vehicles                        1,437         1,496
            Used vehicles - retail                737           915
            Used vehicle - wholesale              693           903
                                                -----         -----
            Total units sold                    2,867         3,314
                                                =====         =====

Sales of new vehicles decreased $3.1 million or 7.5 percent to $38.0 million for the first quarter of 2005 versus $41.1 million in 2004. Used vehicle sales decreased $1.3 million or 7.7 percent to $15.6 million for the first quarter of 2005 versus $16.9 million in 2004. Parts and service revenues for the first quarter of 2005 increased $197,000 or 3.3 percent to $6.2 million versus $6.0 million in 2004. Other revenues (net) increased $131,000 or 6.9 percent to $2.0 million for the first quarter of 2005 versus $1.9 million for the same period in 2004.

Hometown Auto Announces First Quarter 2005 Results

About Hometown

Hometown Auto Retailers (www.htauto.com) sells new and used cars and light trucks, provides maintenance and repair services, sells replacement parts and provides related financing, insurance and service contracts through eight franchised dealerships and one stand-alone used car facility located in New Jersey, New York, Connecticut, Massachusetts and Vermont. The company's dealerships offer nine American and Asian automotive brands, including Chevrolet, Chrysler, Dodge, Ford, Jeep, Lincoln, Mazda, Mercury, and Toyota.

This release contains "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results or achievements may be materially different from those expressed or implied. The company's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive and market conditions, its ability to consummate, and the timing of acquisitions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

Hometown Auto Announces First Quarter 2005 Results

                          HOMETOWN AUTO RETAILERS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except share and per share data)

                                                          For the Three Months
                                                            Ended March 31,
                                                    ---------------------------
                                                        2005            2004
                                                    -----------     -----------
Revenues
   New vehicle sales                                $    38,025     $    41,115
   Used vehicle sales                                    15,560          16,910
   Parts and service sales                                6,156           5,959
   Other, net                                             2,025           1,894
                                                    -----------     -----------
      Total revenues                                     61,766          65,878

Cost of sales
   New vehicle                                           35,592          38,355
   Used vehicle                                          14,003          15,244
   Parts and service                                      2,865           2,759
                                                    -----------     -----------
      Total cost of sales                                52,460          56,358
                                                    -----------     -----------
      Gross profit                                        9,306           9,520

Selling, general and administrative expenses              8,009           8,648
                                                    -----------     -----------
      Income from operations                              1,297             872

   Interest income                                           70              44
   Interest (expense)                                      (920)           (774)
   Other income                                               2               2
   Other (expense)                                           --              (4)
                                                    -----------     -----------

Pre-tax income                                              449             140
      Provision for income taxes                            181              38
                                                    -----------     -----------
Net income                                          $       268     $       102
                                                    ===========     ===========

Earnings per share, basic                           $      0.04     $      0.01
                                                    ===========     ===========

Earnings per share, diluted                         $      0.04     $      0.01
                                                    ===========     ===========

Weighted average shares outstanding, basic            7,086,500       7,175,105
Weighted average shares outstanding, diluted          7,210,990       7,471,259

Hometown Auto Announces First Quarter 2005 Results

                          HOMETOWN AUTO RETAILERS, INC.
                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)

                                                                       March 31,    December 31,
                                     ASSETS                               2005        2004
                                                                      (Unaudited)
                                                                        --------    --------
Current Assets:
   Cash and cash equivalents                                            $  5,336    $  6,101
   Accounts receivable, net                                                6,320       5,081
   Inventories, net                                                       42,930      43,440
   Prepaid expenses and other current assets                                 745         634
   Deferred and prepaid income taxes                                       1,464       1,464
                                                                        --------    --------
     Total current assets                                                 56,795      56,720

Property and equipment, net                                               13,663      13,854
Other assets                                                               3,524       3,649
                                                                        --------    --------
     Total assets                                                       $ 73,982    $ 74,223
                                                                        ========    ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Floor plan notes payable                                             $ 42,573    $ 42,474
   Accounts payable and accrued expenses                                   5,750       5,106
   Current maturities of long-term debt and capital lease obligations      5,477       5,505
   Deferred revenue                                                          664         735
                                                                        --------    --------
     Total current liabilities                                            54,464      53,820

Long-term debt and capital lease obligations                               8,521       8,621
Long-term deferred income taxes                                              123         123
Other long-term liabilities and deferred revenue                             716         726
                                                                        --------    --------
     Total liabilities                                                    63,824      63,290

Commitments and Contingencies

Stockholders' Equity
   Preferred stock, $.001 par value, 2,000,000 shares
   authorized, no shares issued and outstanding                               --          --
   Common stock, Class A, $.001 par value, 12,000,000 shares
   authorized, 3,870,137 shares issued and outstanding                         4           4
   Common stock, Class B, $.001 par value, 3,760,000 shares
   authorized, 3,519,252 shares issued                                         3           3
   Additional paid-in capital                                             30,017      30,017
   Accumulated deficit                                                   (18,823)    (19,091)
   Less: treasury stock, 940,000 Class B shares in 2005                   (1,043)         --
                                                                        --------    --------
     Total stockholders' equity                                           10,158      10,933
                                                                        --------    --------
     Total liabilities and stockholders' equity                         $ 73,982    $ 74,223
                                                                        ========    ========